Exhibit 99(b)

THIS CONVERTIBLE DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION THEREUNDER EXCEPT IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                               $

                               CONOLOG CORPORATION

         CONVERTIBLE DEBENTURE DUE ___________ [One Year After Issuance]

      FOR VALUE RECEIVED, the undersigned, CONOLOG CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Payor"), with its principal business address at 5 Columbia Road, Somerville, New Jersey 08876, hereby promises to pay to the order of
(the "Payee"), with its principal business address at ,
the principal amount of                  Dollars ($ )                    on [one
year after issuance] (the "Maturity Date"), plus interest at the rate of 8% per annum on the unpaid principal balance, such interest to be paid on the Maturity Date, together with the repayment of the principal balance and with all charges, amounts, sums and interest which have accrued and have not been paid. All payments to be made pursuant to this Debenture shall be made in such coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. All such payments shall be made by electronic funds wire transfer in accordance with the wire transfer instructions submitted by Payee as the first payment method option; however, Payor may designate that payments may be made by bank or certified check, at the offices of the Payee set forth above or such other place as the Payee shall designate in writing to the Payor.

      1. Repayment Option; The Preferred Stock. At maturity, the Company will have the option to repay the Debenture, together with all accrued interest thereon, by issuing a new Series C Preferred Stock (the "Preferred Stock"). For purposes of such repayment, the shares of Preferred Stock shall be valued at $5.00 per share. As more particularly described in Exhibit A hereto, the Preferred Stock will be non-voting and will carry a cumulative dividend of 8% per annum, which may be payable by the issuance of shares of common stock valued at $5.00 per share. The Preferred Stock will be convertible into common stock at the rate of one share of common stock for each share of Preferred Stock. The Preferred Stock will carry a liquidating preference of $5.00 per share.

      2. Conversion.

      2.1 Right to Convert. The Payee shall have the right, one or more times at its option, at any time and from time to time, to convert the principal amount of this Debenture, or any portion of such principal which is at least One Hundred Thousand Dollars ($100,000), into that number of fully-paid and nonassessable shares of Common Stock of the Payor, obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the conversion price of $1.00 per share.

      2.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege, the Payee shall surrender this Debenture to the Payor and shall give written notice of conversion in the form provided herein to the Payor that the Payee elects to convert this Debenture or the portion thereof specified in said notice.

      As promptly as practicable (but not more than two days) after the surrender of this Debenture and the receipt of such notice as aforesaid, the Payor shall issue and shall deliver to the Payee or designee, by overnight mail or by hand, a certificate or certificates for the number of full shares issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Debenture and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 2.3 of this Debenture. In each case this Debenture shall be surrendered for partial conversion, the Payor shall also promptly execute and deliver to the Payee a new Debenture or Debentures in an aggregate principal amount equal to the unconverted portions of the surrendered Debenture. In the event the registration statement referred to in Section 4 hereof shall have theretofore been declared effective by the Securities and Exchange Commission (the "SEC"), all certificates representing shares of Common Stock issued upon conversion of this Debenture shall be free of any restrictive legend thereon.

      Each conversion shall be deemed to have been effected on the date on which this Debenture shall have been surrendered and such notice shall have been received by the Payor, as aforesaid, and the Payee shall be deemed to have become on said date the holder of record of the shares issuable upon such


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

conversion; provided, however, that any such surrender on any date when the stock transfer books of the Payor shall be closed shall constitute the Payee as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open.

      No adjustment of the number of shares to be issued upon conversion shall be made for interest accrued on this Debenture prior to the date it is surrendered or for dividends on any shares issued upon the conversion of this Debenture prior to the date it is surrendered. Upon conversion of this Debenture, the Payor's obligation with respect to accrued interest shall be discharged in full.

      2.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures. If any fractional shares of stock would be issuable upon the conversion of this Debenture, the Payor shall make a payout therefor in cash at the current market value thereof. The current market value of a share of Common Stock shall be the closing price of the day (which is not a legal holiday) immediately preceding the day on which this Debenture (or specified portions thereof) is deemed to have been converted and such closing price shall be determined as provided in subsection (c) of Section 2.4.

      2.4 Adjustment of Conversion Price. The conversion price shall be adjusted from time to time as follows:

            (a) Dividends. In case the Payor shall on any one or more occasions after the date of this Debenture (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding Common Stock, or (iii) combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Payor which he would have owned or have been entitled to receive after the happening of any of the events described above had this Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date.

            (b) Other Distributions. The purpose of this subsection is to provide a means to reduce the Payee's conversion price in the event the assets of the Payor are materially diluted through distributions to the Common Stockholders and/or any other security holder of Payor. In case the Payor shall distribute to all holders of its Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Payor) or subscription rights or warrants, then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (c) of this Section 2.4) of the Common Stock on the record date as set forth below less the then fair market value (as determined in good faith by the Board of Directors) of the portion of the assets or evidences of indebtedness so distributed applicable or of such rights or warrants to one (1) share of Common Stock, and the denominator shall be the current market price per share (as defined in subsection (c) below) of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

            (c) Conversion Price Adjustment. For the purpose of any computation under this Section 2.4, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty consecutive trading days commencing thirty-five trading days before the day in question. The closing price for each day shall be
      (i) the last sale price of the Common Stock on Nasdaq or, if no sale occurred on such date, the closing bid price of the Common Stock on Nasdaq on such date or (ii) if the Common Stock shall be listed or admitted for trading on the New York or American Stock Exchange or any successor exchange, the last sale price, or if no sale occurred on such date, the closing bid price of the Common Stock on such exchange, or (iii) if the Common Stock shall not be included on Nasdaq or listed on any such exchange, the closing bid quotation for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Board of Directors, provided such firm shall be reasonably acceptable to Payee.

            (d) No Nominal Adjustments. No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least two percent (2%) in such price; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.

            (e) Conversion Price Adjustment Notice. Whenever the conversion price is adjusted, as herein provided, the Payor shall prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the conversion price to the Payee promptly.

      2.5 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Debenture (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Payor is a party other than a consolidation or merger in which the Payor is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or (iii) any sale or conveyance of the properties and assets of the Payor as, or substantially as, an entirety to any other corporation; then this Debenture shall be convertible into the kind and amount of shares of stock and other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and sales.

      2.6 Reservation of Shares; Shares to be Fully Paid. As of the date hereof, the Payor has reserved, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares to provide for the conversion of this Debenture. Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Debenture, the Payor shall promptly take all corporate action which may be necessary in order that the Payor may validly and legally issue shares of such Common Stock at such adjusted conversion price. The Payor covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable.

      2.7 Notice to Payee Prior to Certain Actions. In case:

            (a) the Payor shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

            (b) the Payor shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

            (c) of any reclassification of the Common Stock of the Payor (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or, of any consolidation or merger to which the Payor is a party and for which approval of any shareholders of the Payor is required, or of the sale or transfer of all or substantially all of the assets of the Payor; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Payor;

the Payor shall give notice to the Payee in accordance with this Debenture, as promptly as possible but in any event at least thirty days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassifi-


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

cation, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

      3. Preferred Stock Registration Rights.

      3.1 Piggyback Registration Rights. During the period commencing on the issuance of any shares of Preferred Stock to the Payee and ending on the second anniversary thereof (the "Registration Period"), the Payor shall advise the Payee by written notice at least 30 days prior to the filing of any new registration statement or post-effective amendment thereto under the Securities Act of 1933, as amended (the "Act") covering any securities of the Payor, for its own account or for the account of others (other than a registration statement on Form S-4 or S-8 or any successor forms thereto), and will include in any such post-effective amendment or registration statement, such information as may be required to permit a public offering of the shares of Preferred Stock and all or any of the common stock then issuable under the terms of the then outstanding shares of Preferred Stock (the "Registrable Securities"). The Payor shall supply prospectuses and such other documents as the Payee may request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as the Payee designates provided that the Payor shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action and do any and all other acts and things which may be reasonably necessary or desirable to enable the Payee to consummate the public sale or other disposition of the Registrable Securities. The Payor shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration to include such securities in such underwritten offering on the same terms and conditions as any similar securities of the Payor included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advises the Payee that the total amount of securities which it intends to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the account of the Payee shall be eliminated, reduced, or limited to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, if any, recommended by such managing underwriter or underwriters. The Payee will pay its own legal fees and expenses and any underwriting discounts and commissions on the securities sold by the Payee but shall not be responsible for any other expenses of such registration.

      3.2 Demand Registration Rights. If the Payee shall give notice to the Payor at any time during the Registration

Period to the effect that the Payee desires to register under the Act its shares of Preferred Stock or any of the common stock then issuable under the terms of the then outstanding shares of Preferred Stock under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved, then the Payor will promptly, but no later than 60 days after receipt of such notice, file a post-effective amendment to a then current Registration Statement or a new registration statement pursuant to the Act, to the end that such shares of Preferred Stock and such shares of common stock may be publicly sold under the Act as promptly as practicable thereafter and the Payor will use its best efforts to cause such registration to become and remain effective for a period of 120 days (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order); provided that the Payee shall furnish the Payor with appropriate information in connection therewith as the Company may reasonably request in writing. The Payee may, at its option, request the filing of a post-effective amendment to a then current Registration Statement or a new registration statement under the Act with respect to the Registrable Securities on only two occasions during the Registration Period. All costs and expenses of such post-effective amendment or new registration statement shall be borne by the Payor, except that the Payee shall bear the fees of its own counsel and any underwriting discounts or commissions applicable to any of the securities sold by it.

      The Payor shall be entitled to postpone the filing of any registration statement pursuant to this subsection (b) otherwise required to be prepared and filed by it if (i) the Payor is engaged in a material acquisition, reorganization, or divestiture, (ii) the Payor is currently engaged in a selftender or exchange offer and the filing of a registration statement would cause a violation of Regulation M or any other Rule under the Securities Exchange Act of 1934, (iii) the Payor is engaged in an underwritten offering and the managing underwriter has advised the Payor in writing that such a registration statement would have a material adverse effect on the consummation of such offering or (iv) the Payor is subject to an underwriter's lockup as a result of an underwritten public offering and such underwriter has refused in writing, the Payor's request to waive such lock-up. In the event of such postponement, the Payor shall be required to file the registration statement pursuant to this subsection (b), within 60 days of the consummation of the event requiring such postponement.

      The Payor will use its best efforts to maintain such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three months if requested by the Payee) from the effective date thereof. The Payor shall supply prospectuses, and such other documents as the Payee may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such holder designates, provided that the Payor shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action.

      4. Acceleration. In the event that (i) the Payor shall default in the due and punctual payment of any installment of interest on this Debenture when and as the same shall become due and payable or (ii) the Payor shall commence a voluntary case concerning itself under any title of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or (iii) in the event of the appointment of a custodian (as defined in the Bankruptcy Code) for all or substantially all of the property of the Payor; or (iv) in the event the Payor shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Payor or in the event of the commencement against the Payor of any such proceeding which remains undismissed for a period of 30 days; or (v) if the Payor is adjudicated insolvent or bankrupt; or (vi) if any order of relief or other order approving any such case or proceeding is entered; or (vii) if the Payor shall allow any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or (viii) if the Payor shall make a general assignment for the benefit of creditors; or (ix) if the Payor shall take action for the purpose of effecting any of the foregoing;
(x) there shall be a breach of any representation, warranty or covenant under the Option Agreement dated as of December 22, 1998, between the Payor and the Payee (the "Option Agreement"); or (xi) the registration statement covering the Conversion Shares (as defined in and contemplated by the Option Agreement shall not have been declared effective by the SEC by August __, 1999 (the foregoing being hereinafter collectively referred to as "Events of Default") then, in any such Event of Default and at any time thereafter while such Event of Default is continuing, the Payee may, in addition to any other rights and remedies the Payee may have hereunder or otherwise, declare this Debenture to be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

      5. Waivers.

      5.1 In General. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Debenture shall operate as a waiver nor as an acquiescence in any default. No single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or any exercise of any other right or remedy.

      5.2 Presentment, Etc.; Jury Trial Waived. The Payor hereby waives presentment, demand, notice of dishonor, protest and notice of protest. The Payor hereby waives all rights to a trial by jury in any litigation arising out of or in connection with this Debenture.

      5.3 Modifications. This Debenture may not be modified or discharged orally, but only in writing duly executed by the Payee and the Payor.

      6. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Debenture made by the Payor shall bind its successors and assigns, whether so expressed or not.

      7. Miscellaneous.

      7.1 Headings. The headings of the various paragraphs of this Debenture are for convenience of reference only and shall in no way modify any of the terms or provisions of this Debenture.

      7.2 Governing Law. This Debenture and the obligations of the Payor and the rights of the Payee shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed entirely within such State.

      7.3 Collection Costs. The Payor shall pay all costs and expenses incurred by the Payee to enforce its rights under this Debenture, including reasonable counsel fees and other reasonable out-of-pocket expenses.

      IN WITNESS WHEREOF, CONOLOG CORPORATION has caused this Debenture to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year written below.

Dated:             , 1999
                                             CONOLOG CORPORATION

                                             By_________________________________
                                                                         (Title)

                            FORM OF CONVERSION NOTICE

TO:  CONOLOG CORPORATION

      The undersigned owner of this Convertible Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is at least $100,000) below designated, into shares of Common Stock of Conolog Corporation in accordance with the terms of this Debenture and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof or its designee as indicated below.

Dated:

                                                     [               ]


                                                     By_________________________
                                                                         (Title)

                                                     Address:___________________

                                                             ___________________

                                                     Taxpayer Identification

                                                       No.:_____________________

                                                           _____________________

                                                     Amount to be
                                                       Converted:_______________